UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2013

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Trius,” “we,” “us” and “our” refer to Trius Therapeutics, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 1, 2013, Risa Stack, Ph.D. informed us that she was resigning from our Board of Directors (the “Board”) effective as of the close of business on May 22, 2013.

(d) On April 3, 2013, our Board increased its size from nine to ten members and elected Seth H. Z. Fischer to serve as a member of the Board, effective immediately. Mr. Fischer has been elected as a Class III director to serve until our 2013 annual meeting of stockholders. In connection with his election, Mr. Fischer has entered into our standard form of Indemnity Agreement. We are not aware of any transaction involving Trius and Mr. Fischer requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Fischer will receive compensation for his service as a director in accordance with our compensation policies for non-employee directors, which are described under the caption “Non-Employee Director Compensation” in our proxy statement filed with the Securities and Exchange Commission on April 12, 2012 and which were recently amended by our Board in March 2013 to (i) increase the annual cash compensation paid to non-employee directors from $30,000 per year to $40,000 per year, (ii) increase the number of shares of the automatic initial stock option grant made to non-employee directors from 24,000 shares to 30,000 shares and (iii) increase the number of shares of the automatic annual stock option grant made to non-employee directors from 12,000 shares to 15,000 shares. At the time of his election to the Board, Mr. Fischer received a stock option to purchase 30,000 shares of our common stock (the “Initial Grant”) under the Trius Therapeutics, Inc. Amended and Restated 2010 Non-Employee Directors’ Stock Option Plan, as amended (the “2010 NEDSOP”). Additionally, for so long as Mr. Fischer remains on the Board, on the date of each annual meeting of our stockholders, Mr. Fischer will receive an automatic stock option grant to purchase 15,000 shares of our common stock under the 2010 NEDSOP (the “Annual Grants”), except that the initial Annual Grant shall be reduced pro rata for each full month for which Mr. Fischer did not serve as a director during the 12 month period prior to the 2013 annual meeting of our stockholders. The Initial Grant vests monthly over three years from the date of grant and the Annual Grants vest monthly over the twelve months from the date of each such grant. All stock options granted under the 2010 NEDSOP have vesting that automatically accelerates upon the closing of certain change in control transactions in which the services of the director holding such stock options are terminated.

The press release dated April 3, 2013 announcing Mr. Fischer’s election and Dr. Stack’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Trius Therapeutics, Inc. Press Release dated April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: April 3, 2013	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Trius Therapeutics, Inc. Press Release dated April 3, 2013